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                                                                    Exhibit 23.3

INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of OpTel, Inc. on Form S-4 of our report dated November 7, 1996 (February 7, 1997 as to Note 13) of OpTel, Inc. and our reports dated January 27, 1997 of Richey Pacific Cablevision, EagleVision and of Triax Associates V, L.P., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial and Operating Data," "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP


Dallas, Texas
April 10, 1997